Exhibit 10.48

NEUROBO PHARMACEUTICALS, INC.

NOTICE OF GRANT OF RESTRICTED STOCK BONUS

The Participant has been granted certain shares of Stock (the “Shares”) of NeuroBo Pharmaceuticals, Inc. as a Restricted Stock Bonus (the “Award”) pursuant to the NeuroBo Pharmaceuticals, Inc. 2015 Stock Plan (the “Plan”), as follows:

Participant:

Date of Grant:

Total Number of Shares:	, subject to adjustment as provided by the Restricted Stock Bonus Agreement.

Initial Vesting Date:	The date one (1) year after [Date of Grant]

Vested Shares:

Except as provided in the Restricted Bonus Agreement, (i) prior to the Initial Vesting Date, the number of Vested Shares is zero (0), and (ii) on or as of any date after the Initial Vesting Date, the number of Vested Shares is determined by adding:

1.  25% of the Total Number of Shares (provided that the Participant’s Service has not terminated prior to the Initial Vesting Date),  PLUS

2.  For each additional full year of the Participant’s continuous Service from the Initial Vesting Date through the third such additional year, an additional 25% of the Total Number of Shares, OR

2. For each additional full month of the Participant’s continuous Service from the Initial Vesting Date, 1/36 of the Total Number of Shares,]; [VESTING TERMS CAN BE MODIFIED AS DESIRED ON A GRANT-BY-GRANT BASIS]

such that the aggregate number of Vested Shares will be equal to the Total Number of Shares after the Participant has completed four years of continuous Service following the Date of Grant.

[OPTIONAL LANGUAGE BELOW.  THIS LANGUAGE IS NOT REQUIRED, BUT IS COMMONLY SEEN FOR EXECUTIVE LEVEL EMPLOYEES.  LANGUAGE BELOW PROVIDES FOR “DOUBLE TRIGGER” CHANGE IN CONTROL VESTING — I.E., NEED A CHANGE IN CONTROL AND INVOLUNTARY TERMINATION WITHOUT CAUSE OR VOLUNTARY TERMINATION FOR “GOOD REASON” WITHIN SPECIFIED PERIOD OF TIME FOLLOWING CHANGE IN CONTROL.  CAN ALSO PROVIDE FOR 50%, OR SOME OTHER PERCENT (RATHER THAN 100%, AS SHOWN BELOW), ACCELERATION OF VESTING.  LESS COMMON IS “SINGLE TRIGGER” CHANGE IN CONTROL VESTING — I.E., VESTING ACCELERATES AUTOMATICALLY UPON A CHANGE IN CONTROL, REGARDLESS OF WHETHER SERVICE TERMINATES.  THIS IS ALL SUBJECT TO NEGOTIATION BETWEEN THE PARTICIPANT AND THE BOARD.

Notwithstanding the foregoing, if the Company is subject to a Change in Control (as defined in the Plan) before the Participant’s Service with the Company terminates, and in connection with or within [12] months following the Change in Control the Company terminates the Participant’s Service for reasons other than “Cause” or the Participant resigns for “Good Reason,” [one hundred percent (100%)] of the Shares which are not then Vested Shares will accelerate in vesting effective immediately and become Vested Shares.

For purposes of the foregoing, “Good Reason” means the occurrence of any of the following conditions without the Participant’s prior written consent and upon written notice by the Participant to the Company, which must be made within thirty (30) days after the occurrence of such conditions:  (i) a material, adverse change in the responsibilities or duties assigned to the Participant, as measured against the Participant’s responsibilities or duties immediately prior to such change, that causes the Participant’s position to be of materially reduced stature or responsibility; (ii) a decrease in the Participant’s base compensation or a material decrease in the Participant’s benefits which adversely affects the Participant in a manner different than other employees or officers of or service provides to the Company; (iii) the relocation of the Participant’s workplace to a facility or a location more than 50 miles from the Participant’s present location; or (iv) a material breach of any employment or service agreement or offer letter between the Participant and the Company which breach, to the extent curable, is not cured within thirty (30) days of receiving written notice of such breach.  For purposes of clarification, a resignation by a Participant will be deemed to be for “Good Reason” hereunder only if such Participant (i) notifies the Company in writing of such resignation within thirty (30) days of the occurrence of such “Good Reason,” and such resignation is effective as of date within thirty (30) days of the occurrence of such “Good Reason,” and (ii) cites the “Good Reason” as the reason for such resignation.

For purposes of clarification, if the Participant is a Director, but not an Employee, Officer or Consultant, of the Company immediately prior to a Change in Control and does not continue as a Director of the Company (or a successor, as applicable) following the Change in Control, the Participant’s Service shall be deemed to have been terminated by the Company without Cause and [one hundred percent (100%)] of the Shares which are not then Vested Shares will accelerate in vesting effective immediately prior to such event.

By their signatures below, the Company and the Participant agree that the Award and the Shares granted pursuant thereto are governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Bonus Agreement, both of which are attached to and made a part of this document.  The Participant acknowledges receipt of copies of the Plan and the Restricted Stock Bonus Agreement, represents that the Participant has read and is familiar with their provisions, and hereby accepts the Award subject to all of their terms and conditions.

NEUROBO PHARMACEUTICALS, INC.		PARTICIPANT

By:
Signature
Its:
Date
Address:	177 Huntington Avenue, Suite 1700
	Boston, MA 02115	Address

ATTACHMENTS:                                           2018 Stock Plan, as amended to the Date of Grant; Restricted Stock Bonus Agreement, Stock Power and form of Section 83(b) Election